                                                                   EXHIBIT 3(I)

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION


         1. These Articles of Amendment amend and restate the Amended and Restated Articles of Incorporation of American Heritage Life Investment Corporation (the "Company").

         2. The Paragraph A. of Article V of the Amended and Restated Articles of Incorporation of the Company is hereby amended and restated to read:

                           ARTICLE V - CAPITAL STOCK

         A. The Maximum number of shares of stock which this corporation is authorized to have outstanding at any one time is:

1.       75,000,000 shares of common stock, par value $1.00 per share;

2. 500,000 shares of non-convertible preferred stock, par value of $10.00 per share; and

3. 500,000 shares of convertible preferred stock, par value of $10.00 per share.


         3. The foregoing amendment was adopted by a vote of the holders of a majority of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), voting at the Company's annual meeting of shareholders held on April 30, 1998, at which a quorum was present. The Shares were the only securities of the Company authorized to vote on this matter.

         4. The number of votes cast for this Amendment by the holders of the Shares was sufficient for the approval of this Amendment.



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         5.       Attached hereto and by this reference made a part hereof, are the Amended and Restated Articles of Incorporation of American Heritage Life Investment Corporation filed for the purpose of reflecting the amendment to
Article V A.1. set forth in paragraph 2 above, which amendment was approved by shareholders, as permitted by Section 607.1003 of the Florida Business Corporation Act (the "Act"). The attached amendment and restatement does not require the approval of shareholders, and was adopted by the Board of Directors at its duly called meeting held on April 30, 1998, at which a quorum was present and acting pursuant to Sections 607.1002 and 607.1007 of the Act.

         6. The attached Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors and the Vice Chairman of the Board of Directors and Corporate Secretary of this Corporation have executed these Articles of Amendment, this 8th day of May, 1998.

                                            AMERICAN HERITAGE LIFE INVESTMENT
                                            CORPORATION

Attest:


Christopher A. Verlander                    T. O'Neal Douglas
----------------------------                -----------------------------------
Christopher A. Verlander                    T. O'Neal Douglas
Vice Chairman of the                        Chairman of the Board of Directors
Board of Directors and                      and Chief Executive Officer
Corporate Secretary

STATE OF FLORIDA

COUNTY OF DUVAL



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         BEFORE ME, a notary public authorized to take acknowledgements in the state and county set forth above, appeared T. O'Neal Douglas and Christopher A. Verlander, who produced ____________________ as identification or are personally known to me and known by me to be the persons who executed the foregoing Articles of Amendment.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 8th day of May, 1998.


                                       Angela V. Fortner
                                     ------------------------------------------
                                     Notary Public, State of Florida at Large
                                     My Commission Expires:  Sept. 23, 2000



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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

         These Amended and Restated Articles of Incorporation of American Heritage Life Investment Corporation amend and restate the Articles of Incorporation as originally filed with the Secretary of State of the State of Florida on September 27, 1968. These Amended and Restated Articles of Incorporation do not require shareholder approval and were adopted by the Board of Directors on April 30, 1998, in accordance with Section 607.1007 of the Florida Business Corporation Act and amend, restate and supersede Amended and Restated Articles of Amendment which were previously filed with the Secretary of State of the State of Florida on April 25, 1996.


                                ARTICLE I - NAME

         The name of the Company is American Heritage Life Investment Corporation (the "Company").


                             ARTICLE II - DURATION

         The period of duration of the Company is perpetual.


                        ARTICLE III - NATURE OF BUSINESS

         The general nature of the business to be transacted by this corporation is:

         To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every kind and description, including shares of stock, bonds, debentures, notes, evidences of indebtedness, and other securities, contracts, or obligations issued or created by any corporation or corporations, joint stock companies, syndicates, firms, trusts, persons, association or associations, public or private, or by the government of the United States, or by any foreign government, or by any state, territory, province, municipality, or other political subdivision or by any government agency, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such real or personal property, stocks, bonds, debentures, notes, evidences of indebtedness, or other securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof, all the rights, powers, and privileges of ownership, including all voting powers on any stock so owned.



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         To aid either by loans or by guaranty of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities which are held by this corporation or in which it shall have any direct or indirect interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this corporation or in which it at any time may be interested.

         To be a partner or a limited partner in one or more partnerships; to engage in joint ventures and in the business of management.

         To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares, and merchandise and real and personal property of every class and description.

         To acquire, as a going concern or otherwise, and pay for in cash, stock or bonds of this corporation or otherwise, the whole or any part of the business, good will, rights, assets and other property, and to undertake, assume, or secure the whole or any part of the obligations or liabilities of any person, firm, trust, association or corporation.

         To issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

         To conduct business, have one or more offices in, and buy, receive, hold, mortgage, sell, convey, lease or otherwise dispose of real and personal property, and buy, hold, mortgage, sell, convey, or otherwise dispose of franchises in this state and in any of the several states, territories, possessions, and dependencies of the United States, in the District of Columbia, and in foreign countries.

         To purchase the corporate assets of any other corporation and engage in the same character of business.

         To apply for, acquire, enjoy, utilize and dispose of any patents, copyrights and trademarks and any licenses or other rights or interest thereunder or therein, whether or not in any way relating to any of the businesses in which the corporation may engage.

         To take, hold, sell and convey such property as may be necessary in order to obtain or secure payment of any indebtedness or liability to it.

         To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities or other evidences of indebtedness created by any other corporation of this state or any other state or government and while owner of such stock or securities to exercise all the rights, powers, and privileges of ownership, including the right to vote such stock.

         To purchase, hold, sell and transfer shares of its own capital stock, provided that this corporation shall not purchase any of its own capital stock except from the surplus of its



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assets over its liabilities including capital. Shares of its own capital stock owned by the corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any stockholders' quorum or vote.

         To do all and everything necessary and proper for the accomplishment of the objects enumerated in its articles of incorporation or necessary or incidental to the benefit and protection of the corporation, and to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation whether or not such business is similar in nature to the objects enumerated in its articles of incorporation.

         To contract debts and borrow money at such rates of interest, not to exceed the lawful interest rate, and upon such terms as it or its Board of Directors may deem necessary or expedient and shall authorize or agree upon, issue and sell bonds, debentures, notes and other evidences of indebtedness, whether secured or unsecured, and execute such mortgages, or other instruments upon or encumbering its property or credit to secure the payment of money borrowed or owing by it, as occasion may require and the Board of Directors deems expedient.

         To make gifts for educational, scientific or charitable purposes.

         The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.


               ARTICLE IV - PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and the mailing address of the Company in the State of Florida are 1776 American Heritage Life Drive, Jacksonville, Florida 32224.


                           ARTICLE V - CAPITAL STOCK

         A. The maximum number of shares of stock which this corporation is authorized to have outstanding at any one time is:

                  1. 75,000,000 shares of common stock, par value of $1.00 per share;

                  2. 500,000 shares of non-convertible preferred stock, par value of $10.00 per share; and

                  3. 500,000 shares of convertible preferred stock, par value of $10.00 per share.



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         B.       Except as limited elsewhere in this Article V, the rights, preferences, and privileges, of the shares of the preferred stock and the restrictions, limitations, and qualifications thereof shall be determined by the Board of Directors at the time the Board of Directors votes to issue such stock. By way of illustration, and not by way of limitation, the Board of Directors shall have the power to decide on the following terms: (1) whether the shares of any class of preferred stock shall be issued in one or more series at one time, or from time to time; (2) whether the shares of any class of preferred stock shall be participating; (3) the dividend rate or rates, if any, on the shares of such class or series of preferred stock and the relation which dividends on any class or series of preferred stock shall bear to the dividends payable on any other class or classes or of any other series of capital stock; (4) the terms and conditions upon which and the periods in respect to which any such dividends shall be payable; (5) whether and upon what conditions any dividends on any class of preferred stock shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;
(6) whether the shares of such series shall be limited in dividends, if any, or whether they shall or may participate in dividends over and above the dividend rate, if any, provided for the shares of such series; (7) whether any such dividends shall be payable in cash, in shares of such series, in shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, or in other property, or in more than one of the foregoing; (8) whether the shares of such series of preferred stock shall be redeemable or callable, the limitations and restrictions with respect to such redemption, or call, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable or callable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed or called; (9) whether the shares of such series of preferred stock shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof; (10) the terms on which the convertible preferred stock shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, and the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange; (11) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications of or limitations or restrictions on any series or classes, as the Board of Directors may deem advisable provided they are not inconsistent with the provisions of these articles of incorporation.

         C. Notwithstanding anything herein to the contrary, each share of preferred stock of any series shall stand on a parity with each other share of preferred stock of that series or any other series of the same class of preferred stock upon the voluntary or involuntary liquidation, dissolution or distribution of assets, or winding-up of the corporation.



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         D.       No dividends shall be paid, declared or set apart for payment on any series of preferred stock in respect of any period unless accumulated dividends shall be or shall have been paid, or declared and set apart for payment, pro rata on all shares of outstanding preferred stock which ranks equally as to dividends with that series, so that the amount of dividends declared on that series shall bear the same ratio to the amount declared on each such other series as the dividend rate of that series shall bear to the dividend rate of the other series.

         E. No holder of shares of the capital stock of any kind, class, or series of the corporation shall have any preemptive or preferential rights of subscription or purchase to any shares of stock of any kind, class, or series of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof.

         F. Each share of common stock shall have one vote on every matter coming before any meeting of the stockholders, or otherwise to be acted upon by stockholders. Each share of preferred stock of any series shall have the same voting rights and privileges as one share of common stock.


                             ARTICLE VI - DIRECTORS

         The number of directors which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws of this corporation, and the By-Laws may provide that from time to time the number of directors may be increased or decreased by amendment of the By-Laws or otherwise, provided, that in no case shall the number of directors be less than three (3), provided further, that no amendment to the By-Laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided further that no action shall be taken by the directors (whether through amendment of the By-Laws or otherwise) to increase the number of directors as provided in the By-Laws from time to time unless at least seventy-five percent (75%) of the directors then in office shall concur in same. The Board of Directors shall be divided into three (3) classes, each composed of as nearly equal a number of directors as is possible. Each class shall have a term of three (3) years; provided, however, that two (2) of the directors elected at the 1976 annual meeting of shareholders shall serve for one year and until their successors are duly elected and shall qualify, and two (2) other directors elected at such meeting shall serve for two (2) years and until their successors are duly elected and shall qualify. No class shall be subject to election by the shareholders until all classes holding office for terms of longer duration without being subject to election have been so subject and directors have been elected with respect thereto. No one meeting of shareholders can consider and act upon the election of more than one class of directors, except that shareholders can fill vacancies occurring in any class as may be provided for in the By-Laws.



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         Notwithstanding any other provisions of these Articles of
Incorporation or the By-Laws of this corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of this corporation), the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required (a) to amend, alter, change or repeal this Article VI of the Articles of Incorporation, (b) to remove any director of this corporation with or without cause, or (c) to increase the number of directors as provided in the By-Laws.

         In case of any increase in the number of directors, the additional directors shall be chosen by the directors or shareholders at the time having voting power, subject to such provisions as may be prescribed in the By-Laws of the corporation. Directors chosen by the remaining directors, to fill vacancies in the Board of Directors or any increase in the number of directors, need not be chosen by ballot.


                        ARTICLE VII - INITIAL DIRECTORS

         The names and post office addresses of the members of the first Board of Directors of the corporation are:

                  W. A. Verlander           11 East Forsyth Street
                                            Jacksonville, Florida

                  J. E. Davis               5050 Edgewood Court
                                            Jacksonville, Florida

                  Robert D. Davis           5050 Edgewood Court
                                            Jacksonville, Florida

                  James G. Garner           8017 N.E. 2nd Avenue
                                            Miami, Florida

                  L. C. Ringhaver           1600 Talleyrand Avenue
                                            Jacksonville, Florida



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                           ARTICLE VIII - SUBSCRIBERS

         The names and post office addresses of the subscribers of these Articles are:

                  J. E. Davis               5050 Edgewood Court
                                            Jacksonville, Florida

                  James G. Garner           8017 N.E. 2nd Avenue
                                            Miami, Florida

                  W. A. Verlander           11 East Forsyth Street
                                            Jacksonville, Florida


                                   ARTICLE IX

         This corporation reserves the right to amend or repeal any provision contained in these articles of incorporation, and any right conferred upon the stockholders is subject to this reservation.

         The initial By-Laws of this corporation shall be adopted by the directors. The By-Laws may be amended from time to time by either the stockholders or the directors, but the directors may not alter or amend any By-Laws adopted by the stockholders.

         Ownership of stock shall not be required to make any person eligible to hold office either as an officer or director of this corporation.

         The stockholders may, by By-Law provision or by stockholders' agreement, recorded in the minute book, impose such restrictions on the sale, transfer, or encumbrance of the stock of this corporation as they may see fit.

         Any subscriber or stockholder present at any meeting, either in person or by proxy, and any director present in person at any meeting of the Board of Directors shall conclusively be deemed to have received proper notice of such meeting unless he shall make objection at such meeting to any defect or insufficiency of notice.

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such



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interest shall be disclosed or known to the Board of Directors and the Board of
Directors shall, nevertheless, authorize, approve and ratify such contract or transactions by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         The Board of Directors is hereby specifically authorized to make provision for reasonable compensation to its members for their services as directors, and to fix the basis and conditions upon which such compensation shall be paid. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor in any form.


                                   ARTICLE X

         The corporation shall indemnify any director, officer, or employee, or former director, officer, or employee of the corporation, or any person who may have served at its request as a director, officer, or employee of another corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director, officer, or employee, except in relation to matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. The corporation may also reimburse any director, officer, or employee for the reasonable costs of settlement of any such action, suit, or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such director, officer, or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer, or employee may be entitled under any by-law, agreement, vote of shareholders, or otherwise.


                   ARTICLE XI - SPECIAL VOTE IN CERTAIN CASES

         1.       Except as otherwise expressly provided in Paragraph 4 of this
Article XI, the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, considered for the purposes of this
Article XI as one class, shall be required to authorize:

                  (i) any merger or consolidation of this corporation with or into any other corporation or other entity; or



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                  (ii)     any sale, lease, exchange, or other disposition of
all or substantially all of the assets of this corporation to or with any other corporation, person, or other entity;

if, as of the Date of Determination as defined in this Article XI, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors considered for the purposes of this Article XI as one class. Such affirmative vote shall be required notwithstanding the fact that some lesser percentage may be specified in law or any agreement with any national securities exchange.

         2. For purposes of this Article XI, any corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of capital stock of this corporation (i) which it or any "affiliate" or "associate" of it (as defined in this Article XI) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares being owned through application of clause (i) above), by any other corporation, person, or entity which is its "affiliate" or "associate" (as defined in this Article XI) or with which it or any "affiliate" or "associate" of it has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of the capital stock of this corporation. For the purposes of this Article XI, the outstanding shares of any class of capital stock of this corporation shall include shares deemed owned through the application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon the exercise of conversion rights, warrants, or options, or otherwise.

         3. The Board of Directors of this corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information then known to it, whether any corporation, person, or other entity beneficially owns ten percent (10%) or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, or is an "affiliate" or an "associate" (as defined in this Article
XI) of another. Any such determination by the Board of Directors made in good faith shall be conclusive and binding for all purposes of this Article XI.

         4. The provisions of this Article XI shall not apply to any merger or consolidation of this corporation with, or any sale, lease, exchange, or other disposition of any assets of this corporation to or with any corporation of which a majority of the outstanding shares of all classes of capital stock entitled to vote generally in the election of directors, considered for this purpose as one class, is owned of record or beneficially by this corporation and its subsidiaries.

         5. As used in this Article XI, the following terms shall have the following meanings:



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         Affiliate. An "affiliate" of, or a person "affiliated" with, a specific person, means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         Associate. The term "associate" used to indicate a relationship with any person, means (a) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or (d) any investment company registered under the Investment Company Act of 1940 for which such person or any affiliate of such person serves as investment adviser.

         Date of Determination. The term "Date of Determination" means (a) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such transaction) is entered into by this corporation, as authorized by its board of directors, and another corporation, person or other entity providing for any merger or consolidation of this corporation or any sale, lease, exchange or disposition of all or substantially all of the assets of this corporation, as referred to in paragraph 1 in this Article XI; or, (b) if such an agreement as referred to in item (a) is amended so as to make it less favorable to this corporation and its shareholders, the date on which such an amendment is approved by the Board of Directors of this corporation, or (c) in cases where neither item (a) nor item (b) shall be applicable, the record date for the determination of shareholders of this corporation entitled to notice of and to vote upon the transaction in question. The Board of Directors of this corporation shall have the power and duty to determine for the purposes of this
Article XI the Date of Determination as to any transaction. Any such determination by the Board of Directors made in good faith shall be conclusive and binding for all purposes of this Article XI.

         6. The provisions of this Article XI as to the vote required for any action described herein, shall apply in addition to any other provision for a vote required with respect to such action by law or otherwise. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of this corporation (and notwithstanding the fact that some lesser percentage may be specified in law, these Articles of Incorporation, or the By-Laws of this corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, or repeal this Article XI.



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              IN WITNESS WHEREOF, the undersigned Chairman of the Board of
         Directors and Chief Executive Officer and Vice Chairman of the Board of Directors and Corporate Secretary of this corporation have executed these Amended and Restated Articles of Incorporation, this 8th day of May, 1998.

                                   AMERICAN HERITAGE LIFE INVESTMENT CORPORATION



Attest:

Christopher A. Verlander                   T. O'Neal Douglas
----------------------------------------   ------------------------------------
Christopher A. Verlander                        T. O'Neal Douglas
Vice Chairman of the Board of Directors         Chairman of the Board of
and Corporate Secretary                         Directors and Chief Executive
                                                Officer


STATE OF FLORIDA
COUNTY OF DUVAL

         BEFORE ME, a notary public authorized to take acknowledgements in the state and county set forth above, appeared T. O'Neal Douglas and Christopher A. Verlander, who produced _________________________ as identification or are personally known to me and known by me to be the persons who executed the foregoing Amended and Restated Articles of Incorporation, and they acknowledged before me that they executed these Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 8th day of May, 1998.



                                     Angela V. Fortner
                                     ------------------------------------------
                                     Notary Public, State of Florida at Large
                                     My Commission Expires: Sept. 23, 2000



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